Exhibit (i)(1)

December 23, 2002

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Attention: Christian Sandoe

Room 5507, Mail Stop 5-5

Re: Fidelity Advisor Series VIII (the trust)

Fidelity Advisor Diversified International Fund

Fidelity Advisor Emerging Asia Fund

Fidelity Advisor Europe Capital Appreciation Fund

Fidelity Advisor Global Equity Fund

Fidelity Advisor International Capital Appreciation Fund

Fidelity Advisor Japan Fund

Fidelity Advisor Korea Fund

Fidelity Advisor Latin America Fund

Fidelity Advisor Overseas Fund (the funds)

File Nos. 2-86711 and 811-3855

Post-Effective Amendment No. 66

Dear Mr. Sandoe:

We serve as special counsel to the above-referenced funds in connection with the post-effective amendment to the funds' Registration Statement on Form N-1A that accompanies this letter ("Amendment"). In that capacity, we have reviewed a draft of the Amendment, which has been prepared and finalized by Fidelity Management & Research Company ("FMR"), the funds' investment adviser. FMR has represented to us that no significant changes have been made between the version reviewed by us and the version being filed electronically. The Amendment is being filed for the purpose of bringing the financial statements and other information up to date and, in conjunction therewith, making certain other changes in the disclosures contained in the funds' most recent post-effective amendment, including changes made to reflect the recent amendments to Form N-1A relating to after-tax returns and fund governance. The Commission has indicated that changes made to comply with the recent amendments to Form N-1A may be incorporated in a filing under paragraph (b) of Rule 485 under the Securities Act of 1933. Pursuant to paragraph (b)(4) of Rule 485, we represent that, to our knowledge, based upon our review of the draft Amendment and the Commission's position referred to above, the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

Very truly yours,

/s/Kirkpatrick & Lockhart LLP

Kirkpatrick & Lockhart LLP